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                                                                   EXHIBIT 23(e)


                       CONSENT OF DILLON, READ & CO. INC.


          We hereby consent to the use of Annex III containing our opinion letter, and the summarization of our opinion letters, to the Board of Directors of Iowa-Illinois Gas and Electric Company ("Iowa-Illinois") in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed merger of Iowa-Illinois, Midwest Resources Inc. and Midwest Power Systems Inc. with and into MidAmerican Energy Company and to the references to our firm in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   DILLON, READ & CO. INC.



                                   By:  /s/ Kenneth S. Crews
                                        -----------------------------
                                            Kenneth S. Crews

Dallas, Texas
October 24, 1994